Exhibit 10.2

AMENDMENT #4

TO THE

CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.

2005 EXECUTIVE INCENTIVE PLAN

Effective January 1, 2011

Pursuant to the resolutions adopted by the Board of Directors of Consolidated Edison, Inc., at a meeting duly held on July 15, 2010, the undersigned hereby approves effective January 1, 2011, the amendment set forth below to the Consolidated Edison Company of New York, Inc. 2005 Executive Incentive Plan, as set forth below:

1.	The PURPOSE is amended by adding the following at the end thereof:

“Effective January 1, 2011, the Plan is amended to include language specifically stating that any Award granted to an Officer based on a performance period beginning on or after January 1, 2011 is subject to the Company’s Recoupment Policy, as amended from time to time.”

2.	ARTICLE V. PAYMENT OF AWARDS is amended as follows:

A new Section 5.04 is added as follows:

5.04  Recoupment of Awards

The Participant’s Incentive Award, is subject to the Company’s Recoupment Policy, as amended from time to time.

(a)     Under this Recoupment Policy, appropriate actions, as determined by the Committee, will be undertaken by the Company to recoup the Excess Award Amount, as defined below, received by any Participant when:

(1)     The Audit Committee of CEI determines that CEI is required to prepare an accounting restatement due to its material noncompliance with any financial reporting requirement under the securities laws ( a “Restatement”);

(2)     The Participant received an Award during the three-year period preceding the date on which CEI is required to prepare a Restatement; and

(3)     The amount of the Award received by the Participant, based on the erroneous data, was in excess of what would have been paid to the Participant under the Restatement (the “Excess Award Amount”).

IN WITNESS WHEREOF, the undersigned has executed this instrument this 29th day of February, 2012.

/s/ Mary Adamo
Plan Administrator,
Consolidated Edison Company of New York, Inc.
2005 Executive Incentive Plan
and
Vice President – Human Resources
Consolidated Edison Company of New York, Inc.

2